Exhibit 99.1

Cerus Corporation Announces Record Third Quarter 2021 Financial Results and Raises

Full-Year Product Revenue Guidance

Accelerating Revenue Growth Driven by U.S. Adoption of INTERCEPT Platelets

Total Revenue of $42.1 Million Grew 44% in the Third Quarter

Product Revenue of $36.1 Million Grew 53% in the Third Quarter

Full-Year 2021 Product Revenue Guidance Range Raised to $127-129 Million

CONCORD, CA, November 2, 2021 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the third quarter ended September 30, 2021.

Recent developments and highlights include:

•	Third quarter 2021 total revenue of $42.1 million, reflecting a 44% increase over the prior year period. Total revenue was composed of (in thousands, except %):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Product revenue	$36,131	23,607	53%	$90,994	63,721	43%
Government contract revenue	5,970	5,584	7%	18,436	16,938	9%

Total revenue	$42,101	29,191	44%	$109,430	80,659	36%

•

As of the date of this release, the Company is increasing its 2021 annual product revenue guidance range to $127 million to $129 million (from the prior guidance of $118 million to $122 million), representing an approximate 38% to 40% increase over full year 2020 reported product revenue.

•

On October 1, 2021, the U.S. Food and Drug Administration’s (FDA) final guidance document on bacterial risk control strategies for platelet collection and transfusion was made effective. This guidance for the industry identifies FDA-approved pathogen reduction as a means of compliance.

•	Cerus achieved cumulative sales for the INTERCEPT Blood System for platelets and plasma that have surpassed 10 million treatable doses globally since the products were first commercially launched.

•	Cash, cash equivalents, and short-term investments were $120 million at September 30, 2021.

“Cerus’ third quarter results represent a strong commercial achievement for the Company, in particular with regard to the U.S. platelet business. With quarterly product revenue of $36.1 million and sales momentum that continues into the fourth quarter, I am pleased that adoption of the INTERCEPT Blood

System for platelets is establishing a new standard of care,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “With solid visibility to continued demand for the balance of the year, we are raising our product revenue guidance and look forward to finishing this breakout year for Cerus on a strong note.”

Revenue

Product revenue during the third quarter of 2021 was $36.1 million, compared to $23.6 million during the same period in 2020. Product revenue growth during the quarter was driven by increased sales of INTERCEPT platelet products to blood center customers across the U.S.

Third quarter government contract revenue was $6.0 million, compared to $5.6 million during the same period in 2020. Third quarter government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Cells as well as sponsored efforts related to the development of next generation pathogen reduction technology to treat whole blood.

Product Gross Profit & Margin

Product gross profit for the third quarter 2021 was $18.5 million and was the highest in company history, reflecting a nearly $6 million increase over the same period in 2020. Product gross margin for the third quarter 2021 was 51.3% compared to 53.6% for the third quarter of 2020 and flat compared to the second quarter of 2021. The anticipated decrease in product gross margin compared to the third quarter of 2020 was tied to higher sales to U.S. customers during the quarter, who at present, primarily use the Company’s single dose platelet kits, which provide a lower product gross margin percentage compared to our double dose kits that are more frequently used internationally.

Operating Expenses

Total operating expenses for the third quarter of 2021 were $35.6 million compared to $32.2 million for the same period of the prior year. In general, the increase in operating expenses compared to the prior year period were driven by higher commercial expenses, due to sales incentive compensation and partially offset by lower R&D expenses.

Selling, general, and administrative (SG&A) expenses for the third quarter of 2021 totaled $20.4 million, compared to $16.3 million for the third quarter of 2020. The year-over-year increase in SG&A expenses was tied to increased sales costs and continued investments in our therapeutics business unit.

R&D expenses for the third quarter of 2021 were $15.3 million, compared to $15.9 million for the third quarter of 2020. Continued investments in a variety of R&D pipeline projects continued during the quarter, including those related to the Company’s LED illuminator, but were offset by lower R&D costs versus the prior year period associated with mature projects that have been completed.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the third quarter of 2021 was $12.4 million, or $0.07 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $14.1 million, or $0.08 per basic and diluted share, for the third quarter of 2020.

Balance Sheet

At September 30, 2021, the Company had cash, cash equivalents and short-term investments of $120.0 million, compared to $122.8 million at June 30, 2021 and $133.6 million at December 31, 2020. Despite continued investments in inventory to meet the anticipated growth in demand, cash used from operations continued to decline as the Company realized increased revenue contribution and significant leverage in SG&A spend.

As of September 30, 2021, the Company carried $55 million of notes due and a balance on its revolving line of credit of $10 million. The Company continues to have access to another $15 million under its term facility and capacity for an additional $10 million under its revolving line of credit.

Increasing 2021 Product Revenue Guidance

Based on the strong product revenue year to date and updated demand estimates heading into the remainder of the Company’s fourth quarter, the Company now expects 2021 product revenue to be in the range of $127 million to $129 million, compared to the prior range of $118 million to $122 million. The revised guidance range represents approximately 38% to 40% growth over 2020 reported product revenue.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir. Alternatively, you may access the live conference call by dialing (866) 235-9006 (U.S.) or (631) 291-4549 (international).

A replay will be available on Cerus’ website, or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international) and entering conference ID number 3970817. The replay will be available approximately three hours after the call through November 16, 2021.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ updated 2021 annual product revenue guidance, including Cerus’ expectation of continued demand for the balance of 2021; Cerus establishing the INTERCEPT Blood System as a standard of care; Cerus’ ability to access additional funding under its term loan facility and revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its updated 2021 annual product revenue guidance, (b) effectively launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including INTERCEPT Fibrinogen Complex for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time- consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) manufacturing site Biologics License Applications necessary for Cerus to distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, and (c) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all; risks associated with the uncertain nature of BARDA’s funding over which Cerus has no control as well as actions of Congress and governmental agencies that may adversely affect the availability of funding under Cerus’ BARDA agreement and/or BARDA’s exercise of any potential subsequent option periods, including in connection with the general economic environment and uncertainty associated with the evolving effects of the COVID-19 pandemic, such that the anticipated activities that Cerus expects to conduct with the funds available from BARDA may be further delayed or halted and that Cerus may not otherwise realize the total potential value under its agreement with BARDA; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its term loan facility and revolving line of credit and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q, filed with the SEC on August 3, 2021, and future filings and reports by Cerus. In addition, to the extent that the COVID-19 pandemic adversely affects Cerus’ business and financial results, it may also have the effect of heightening many of the other risks and uncertainties described above. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Contact:

Matt Notarianni – Senior Director, Investor Relations

Cerus Corporation

925-288-6137

Supplemental Tables

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2021 vs. 2020	2021 vs. 2020
Platelet Kit Growth
U.S.	168%	127%
International	5%	5%
Worldwide	82%	58%
Change in Calculated Number of Treatable Platelet Doses*
U.S.	162%	124%
International	5%	5%
Worldwide	69%	50%

*	Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2021	2020	$	%	2021	2020	$	%
North America	$20,860	$8,465	$12,395	146%	$45,171	$20,942	$24,229	116%
Europe, Middle East and Africa	14,965	14,527	438	3%	44,473	41,210	3,263	8%
Other	306	615	(309)	-50%	1,350	1,569	(219)	-14%

Total product revenue	$36,131	$23,607	$12,524	53%	$90,994	$63,721	$27,273	43%

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Product revenue	$36,131	$23,607	$90,994	$63,721
Cost of product revenue	17,582	10,953	44,000	28,978

Gross profit on product revenue	18,549	12,654	46,994	34,743

Government contract revenue	5,970	5,584	18,436	16,938

Operating expenses:
Research and development	15,288	15,921	48,119	47,349
Selling, general and administrative	20,357	16,299	59,285	48,324

Total operating expenses	35,645	32,220	107,404	95,673

Loss from operations	(11,126)	(13,982)	(41,974)	(43,992)
Total non-operating expense, net	(1,238)	(89)	(3,033)	(1,292)

Loss before income taxes	(12,364)	(14,071)	(45,007)	(45,284)
Provision for income taxes	73	68	248	192

Net loss	(12,437)	(14,139)	(45,255)	(45,476)
Net loss attributable to noncontrolling interest	—	—	—	—

Net loss attributable to Cerus Corporation	$(12,437)	$(14,139)	$(45,255)	$(45,476)

Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.07)	$(0.08)	$(0.27)	$(0.28)
Weighted average shares outstanding:
Basic and diluted	171,904	166,572	170,666	162,800

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$78,460	$36,594
Short-term investments	41,501	97,000
Accounts receivable	22,439	21,166
Current inventories	29,420	23,254
Prepaid and other current assets	6,232	5,417

Total current assets	178,052	183,431
Non-current assets:
Property and equipment, net	12,684	13,867
Goodwill	1,316	1,316
Operating lease right-of-use assets	12,409	13,122
Other assets	14,485	9,679

Total assets	$218,946	$221,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$52,371	$48,966
Debt – current	9,986	8,516
Operating lease liabilities – current	1,616	1,915
Deferred product revenue – current	744	577

Total current liabilities	64,717	59,974
Non-current liabilities:
Debt – non-current	54,675	39,588
Operating lease liabilities – non-current	16,079	16,873
Other non-current liabilities	2,400	1,174

Total liabilities	137,871	117,609

Cerus Corporation stockholders’ equity	80,075	103,806

Noncontrolling interest	1,000	—

Total liabilities and stockholders’ equity	$218,946	$221,415